EXHIBIT 31.2

GLOBE SPECIALTY METALS, INC.

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Joseph Ragan, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K of Globe Specialty Metals, Inc., a Delaware corporation (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2015	By:	/s/ Joseph Ragan
Joseph Ragan
Chief Financial Officer
(Principal Financial Officer)